Exhibit 10.18

                           DUKE REALTY
                       SEVERANCE PAY PLAN


                            ARTICLE I

                          INTRODUCTION

     1.1. Purpose.  The Duke Realty Severance Pay Plan (the
"Plan") is designed to provide severance benefits to selected officers and key employees of the Company and its Subsidiaries.

     1.2. Effective Date.  The Effective Date of the Plan is
January 1, 1998.

     1.3. Administration. The Plan shall be administered by the Committee. The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan, provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. The Committee's determinations and interpretations with respect to the Plan shall be final and binding on all parties. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240-2182.

     1.4. Definitions. For purposes of this Plan, unless a different meaning is clearly required by the context:

          (a) "Board of Directors" means the board of directors of the Company.

          (b) "Change in Control of the Company" means (i) any merger, consolidation or similar transaction which involves the Company and in which persons who are the shareholders of the Company immediately prior to such transaction own, immediately after such transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all shareholders of such entity, determined on a fully diluted basis; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the consolidated assets of the Company; (iii) any tender, exchange, sale or other disposition (other than disposition of the stock of the Company or any Subsidiary in connection with bankruptcy, insolvency, foreclosure, receivership or other similar transactions) or purchases (other than purchases by the Company or any Company sponsored employee benefit plan, or purchases by members of the board of directors of the Company or any Subsidiary) of shares which represent more than twenty-five percent (25%) of the voting power of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years, individuals who at the date of the adoption of the Plan constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of such period has been approved by directors representing at least a majority of the directors then in office who were directors at the commencement of such two
(2) year period; (v) a majority of the Board of Directors recommends the acceptance of or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock.

          (c) "Code" means the Internal Revenue Code, as amended.

          (d)  "Committee" means the Executive Compensation
Committee of the Board of Directors.

          (e)  "Company" means Duke Realty Investments, Inc.

          (f)  "Effective Date" means January 1, 1998.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (h) "For Cause" means (i) the willful and continued failure of a Participant to perform his required duties as an officer or employee of the Company or any Subsidiary, (ii) any action by a Participant which involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency which has jurisdiction over the Company or any Subsidiary to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense which involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Subsidiary.

          (i) "Good Reason" means a change in the Participant's status or position with the Company or Subsidiaries that does not represent a promotion from the Participant's status and position as in effect immediately prior to the Change in Control of the Company, a forced move to a location more than sixty (60) miles from the Participant's place of business prior to the Change in Control or a reduction by the Company and Subsidiaries in the Participant's base salary and/or a reduction in their annual incentive bonus target potential as in effect immediately prior to the Change in Control of the Company.

          (j) "Level One Benefits" means the severance benefits payable under Section 3.2 of the Plan.

          (k) "Level One Participant" means an officer or key employee who is designated to participate in the Plan and receive
Level One Benefits as provided in Article II.

          (l) "Level Two Benefits" means the severance benefits payable under Section 3.3 of the Plan.

          (m) "Level Two Participant" means an officer or key employee who is designated to participate in the Plan and receive
Level Two Benefits.

          (n)  "Participant" means a Level One or Level Two
Participant.

          (o) "Plan" means the severance pay plan embodied herein, as amended from time to time, known as the Duke Realty
Severance Pay Plan.

          (p) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

          (q)  "Subsidiary" or "Subsidiaries" means a
corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          (r) "Territory" means the states of Indiana, Illinois, Ohio, Kentucky, Missouri, Minnesota,Tennessee and any other state in which the Company or a Subsidiary maintains a business operation at the time the affected Participant terminates employment with the Company and Subsidiaries.

                           ARTICLE II

                 ELIGIBILITY AND PARTICIPATION

     Participation in the Plan is limited to those officers and key employees of the Company or a Subsidiary who, from time to time, shall be designated by the Committee. Committee members shall not be eligible to participate in this Plan while serving as Committee members. A designated employee will become a Participant in the Plan as of the later of the Effective Date or the date specified by the Committee. The Committee shall also designate whether the Participant will receive Level One Benefits under Section 3.2 or Level Two Benefits under Section 3.3.

                          ARTICLE III
                            BENEFITS

     3.1. Eligibility for Severance Benefits. In the event of a Level One or Level Two Participant's involuntary termination of employment or voluntary termination for Good Reason from the Company and Subsidiaries within one year of a Change in Control, unless terminated by the Company and Subsidiaries For Cause, such Participant shall be eligible for severance benefits in accordance with this Article III.

     3.2. Level One Benefits. If a Level One Participant's termination of employment occurs as provided in Section 3.1, the Level One Participant shall be entitled to monthly salary continuation payments, the total of which shall equal two times the sum of (i) the Level One Participant's base pay received in the calendar year immediately preceding the calendar year in which his employment terminated (the "Compensation Year"), (ii) any annual incentive bonus paid or payable to such Participant with respect to services performed in the Compensation Year and
(iii) anylong term incentive bonus awarded to such Participant in the Compensation Year. For purposes of this calculation, the amount of any long term incentive bonus shall equal the value ascribed to such award by the Committee at the time of its grant. For example, if a Level One Participant's termination occurred in 1999 and he received $100,000 in base pay in 1998, received a $5,000 annual incentive bonus in 1999 for services performed in 1998 and received a long term incentive bonus in 1998 valued at $20,000, the benefit payable under this Section 3.2 would be $250,000 [($100,000 + $5,000 + $20,000) x 2].

     3.3. Level Two Benefits. If a Level Two Participant's termination of employment occurs as provided in Section 3.2, the Level Two Participant shall be entitled to monthly salary continuation payments equal to one-half of the amount that would be payable under Section 3.2 above if the Participant had been a Level One Participant.

     3.4. Manner and Timing of Payment. The benefit payable under Section 3.2 shall be paid in 23 equal monthly payments and the benefit payable under Section 3.3 shall be paid in 12 equal monthly payments commencing on the last day of the month following the month in which the Participant's employment was terminated as described in Section 3.1. If a Participant dies after receiving at least one monthly payment under the Plan, any remaining monthly payments shall be paid to the Participant's surviving spouse, or to the Participant's estate if there is no surviving spouse on the date benefits are to be paid, in a lump sum on the last day of the month following the month of the Participant's death.

3.5. Forfeiture of Benefits. Notwithstanding any other provision to the contrary, in order to protect the Company's and Subsidiaries' viability and consequently their ability to pay the benefits under this Plan and the other benefit plans they maintain for the Participants, a Participant will forfeit all benefits under this Plan should the Participant, either individually or through any entity which is wholly or partially owned or controlled by the Participant, directly or indirectly, at any time prior to the Participant receiving all payments due him under the Plan, engage in the Territory in any of the following activities:

          (i) solicit in any manner, seek to obtain, or service the business of any customer of any of the Company or a Subsidiary, other than for the Company or a Subsidiary;

          (ii) become an owner of any business, if such business is substantially similar to or competes with the Company or a Subsidiary;

          (iii) become employed by or serve as an officer, director, consultant, independent contractor, agent or representative of any business which is substantially similar to or competes with the Company or a Subsidiary; or

          (iv) solicit the employment of or hire any employee of the Company or a Subsidiary, or encourage any employee to terminate his or her employment with the Company or a Subsidiary.

For purposes of this Section 3.5, a "customer " shall be deemed to be any person, business, partnership, proprietorship, firm, organization or corporation which has done business with the Company or a Subsidiary or which has been solicited or serviced in any manner, directly or indirectly, by the Company or a Subsidiary within eighteen (18) months prior to the date of the Participant's conduct in question, and the phrase "service the business of any customer" means the development, modification, enhancement or improvement of any product or service offered by the Company or a Subsidiary or which is reasonably related to the products or services offered by the Company or a Subsidiary. Should the foregoing provisions be found to be unenforceable by a court of competent jurisdiction because they are determined to be overly broad or exceed the parameters and limitations necessary for the Company's and Subsidiaries' reasonable protection, then the restrictions shall be limited to the activities, geographic area or period of time that a court of competent jurisdiction deems equitable to the Participant and adequate to reasonably protect the Company and Subsidiaries. If a Participant is to forfeit his benefits pursuant to this Section 3.5, the Company and Subsidiaries shall stop all benefit payments otherwise payable but not yet paid to or for the Participant and may require the Participant to repay any benefits previously paid to the Participant under the Plan.

     3.6. Withholding of Taxes. Each Participant shall be solely responsible for, and the Company or Subsidiaries will withhold from any amounts payable under this Plan, all legally required federal, state, city and local taxes.

                           ARTICLE IV

                      CLAIMS FOR BENEFITS

     It is not necessary that a Participant apply for benefits under the Plan. However, if a Participant wishes to file a claim for benefits, such claim must be in writing and filed with the Committee. If a claim is denied, the Committee will furnish the claimant with written notice of its decision, setting forth the specific reasons for the denial, references to the Plan provisions on which the denial is based, additional information necessary to perfect the claim, if any, and a description of the procedure for review of the denial. A claimant may request a review of the denial of a claim for benefits by filing a written application with the Committee within sixty (60) days after he receives notice of the denial. Such a claimant is entitled to review the Plan document and submit written issues and comments to the Committee. The Committee, within a reasonable time after it receives a request for review, will furnish the claimant with written notice of its decision, setting forth the specific reasons for the decision and references to the pertinent Plan provisions on which the decision is based.

                           ARTICLE V

                         MISCELLANEOUS

     5.1. Amendment or Termination. The Board of Directors or the Committee may, at any time, without the approval of the stockholders of the Company (except as otherwise required by applicable law, rule or regulations, or listing requirements of any National Securities Exchange on which are listed any of the Company's equity securities, including without limitation any shareholder approval requirement of Rule 16b-3 or any successor safe harbor rule promulgated under the Exchange Act), alter, amend, modify, suspend or discontinue the Plan.

     5.2. Information to be Furnished by Participants. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

     5.3. Employment Rights. The Plan does not constitute a contract of employment and participation in the plan will not give a Participant the right to be rehired or retained in the employ of the Company or a Subsidiary, nor will participation in the Plan give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     5.4. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     5.5. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     5.6. Action by Company. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors, by a committee of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors or the committee of the Board of Directors.

     5.7. Controlling Laws. Except to the extent superseded by laws of the United States, the laws of Indiana shall be controlling in all matters relating to the Plan.

     5.8. Mistake of Fact. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof.

     5.9. Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

     5.10. Effect of Headings. The descriptive headings of the sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

     5.11. Nontransferability. The benefits payable under this Plan and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.

     5.12. Liability. By participating in the Plan, each Participant agrees to release and hold harmless the Company, the Subsidiaries (and their respective directors, officers and employees) and the Committee, from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his participation in the Plan.

     5.13. Funding. Benefits payable under this Plan to a Participant or to a beneficiary will be paid by the Company and Subsidiaries from their general assets. The Company is not required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company may, however, in its sole discretion, set funds aside in investments to meet its anticipated obligations under the Plan. Any such action or set-aside may not be deemed to create a trust of any kind between the Company and any Participant or beneficiary or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured creditor of the Company.


                              DUKE REALTY INVESTMENTS, INC.



Dated:                        By:
     ------------------            ------------------------------------
                                   Dennis D. Oklak, Executive
                                   Vice President and Chief
                                   Administrative Officer